Exhibit 23




                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
General Electric Company

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-47500 and 333-23767) of General Electric Company of our report dated May 4, 2001, relating to the financial statements of GE Savings and Security Program as of and for the years ended December 31, 2000 and 1999, and related supplemental schedule, which appear in the December 31, 2000 annual report on Form 11-K of General Electric Company.


                                      /s/ KPMG LLP

Albany, New York
June 21, 2001